UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): April 23, 2009 (April 18, 2009)

Braintech, Inc.
(Exact Name of Registrant as Specified in its Charter)
Nevada	000-24911	98-0168932
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1750 Tysons Boulevard Suite 350 McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (703) 637-9752

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

As previously reported, on February 3, 2009, Babak Habibi (“Habibi”) resigned, effective immediately, as Chief Technology Officer of Braintech, Inc. (the “Company”) and President of the Company’s subsidiary, Braintech Canada, Inc.

On February 10, 2009, Habibi initiated an action in the Supreme Court of British Columbia against the Company and its subsidiary, Braintech Canada, Inc., claiming that he had “good reason” to resign, and Habibi secured a Garnishing Order before Judgment for $334,632.73 (Canadian) claiming entitlement to that amount under his employment agreement.  The Company asserted that Habibi improperly garnished these funds, that Habibi lacked “good reason” to resign and that no severance was due.  On March 30, 2009, the Company filed a lawsuit in the Circuit Court of Fairfax County, Virginia against Habibi for, inter alia, misappropriation of trade secrets, tortious interference with our contractual and banking relations, and tortious interference with business expectancy relating to our employees.

While the Company felt very strongly that it had meritorious defenses against Habibi’s claim and strong arguments for its claim against Habibi, nevertheless, for economic reasons, in light of the legal costs to proceed, the Company decided to agree to Habibi’s request to negotiate a settlement; and accordingly, on April 18, 2009 the Company, Braintech Canada and Habibi settled all these matters as follows (currency is Canadian unless otherwise indicated):

1.	The Company will pay Habibi $70,000;

2.	The Company entered into a Consultancy Agreement with Habibi whereby (i) Habibi will make himself available to Braintech for limited consulting services at the mutual discretion of Habibi and the Company, (ii) Habibi will not provide similar consulting or other services to certain specified competitors or establish a competing business with the Company for a 33 month period, (iii) the Company will pay Habibi a total of $180,000 over a 33 month period, and (iv) as security for payment, the Company will initially place in escrow with its transfer agent 1,500,000 shares of its common stock and these shares will be returned to the Company in 50,000 share increments as payments are made.

3.	In June 2001, Habibi had acquired 133,334 shares from the Company which were placed in escrow, in exchange for a $100,000 USD non-recourse Promissory Note. Under the existing terms of the 2001 Note, if Habibi had failed to pay, the Company’s remedy would have been to cancel the shares. As part of the settlement of the litigation, the Company will cancel the Note and release the shares, worth approximately $16,000 at the time of settlement.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

10.1	Settlement Agreement dated as of April 18, 2009 among the Company, Braintech Canada, Inc. and Babak Habibi.

10.2	Consultancy Agreement dated as of April 18, 2009 between the Company and Babak Habibi.

10.3	Escrow Agreement dated as of April 18, 2009 among the Company, Babak Habibi and Colonial Stock Transfer Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 23, 2009	BRAINTECH, INC.

		By:	/s/ Frederick W. Weidinger
Frederick W. Weidinger
Chief Executive Officer